                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                         GULF UNIVERSAL HOLDINGS, INC.


                                  ARTICLE ONE

                 Gulf Universal Holdings, Inc., pursuant to the provisions of
Article 4.07 of the Texas Business Corporation Act, adopts these amended and restated articles of incorporation, which accurately copy the articles of incorporation, all amendments in effect to date and all amendments implemented hereby. The articles of incorporation, as amended and restated by these amended and restated articles of incorporation, are set forth below and, other than previous amendments and the amendments implemented hereby, contain no other changes in any provisions. The original articles of incorporation were filed by the Secretary of State of the State of Texas on October 28, 1985.

                                  ARTICLE TWO

                 The articles of incorporation of the corporation are amended by the amended and restated articles of incorporation as follows:

                 (a) The name of the corporation is changed to AMERISAFE, Inc.

                 (b) The authorized capital stock of the corporation is increased, the issued and outstanding common stock of the corporation is reclassified, a new class of common stock is created and the par value of the preferred stock is changed.

                 (c) The location of the registered office and the identity of the registered agent are changed.

                 (d)      A classified board of directors is created.

                 (e) Provisions for the calling of special meetings of shareholders, indemnification of directors and officers and the elimination of directors' monetary liability to shareholders are added.

                 (f)      Article 12 is deleted.

                                 ARTICLE THREE

         Each such amendment made by these amended and restated articles of incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act. These amended and restated articles of incorporation and each amendment made by these amended and restated articles of incorporation were duly adopted by the shareholders of the corporation on August 5, 1996.

                                  ARTICLE FOUR

         The number of shares of the corporation outstanding at the time of the adoption was 6,092.84 shares of Common Stock and 3,700,000 shares of Series A Cumulative Preferred Stock; and the number of shares entitled to vote on the restated articles as so amended was 6,092.84 shares of Common Stock and 3,700,000 shares of Series A Cumulative Preferred Stock; the number of shares voted for such restated articles as so amended was 5,161.47 shares of Common Stock and 3,700,000 shares of Series A Cumulative Preferred





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
Stock; and no shares of Common Stock or Series A Cumulative Preferred Stock were voted against such restated articles as so amended.

                                  ARTICLE FIVE

         The manner in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected as follows:

                 Upon the filing of these Amended and Restated Articles of Incorporation with the Office of the Secretary of State of the State of Texas, (i) each then issued and outstanding share of common stock, no par value, of the Corporation (the "Existing Common Stock") shall be reclassified, automatically and without any action on the part of the respective holders thereof, into 3,603.62603 shares of Class B Common Stock, par value $.01 per share, of the Corporation (the "Class B Common Stock") and (ii) the par value of each issued and outstanding share of Series A Cumulative Preferred Stock, par value $1.00 per share, of the Corporation (the "Existing Preferred Stock") shall be reduced, automatically and without any action on the part of the holder thereof, to $.01 per share (the "Preferred Stock").

                 Upon the surrender of certificates representing the Existing Common Stock or the Existing Preferred Stock by a registered holder thereof, in properly endorsed form for exchange, or upon receipt of evidence reasonably satisfactory to the Corporation of the loss, theft or destruction of such certificates (together with an indemnity bond, if deemed necessary by the Corporation), the Corporation shall accept the surrendered certificates, and shall issue to the holder thereof, certificates in such denominations as such holder may request (i) in the case of surrendered shares of Existing Common Stock, certificates representing Class B Common Stock in an aggregate amount equal to 3,603.6203 multiplied by the number of shares of Existing Common Stock surrendered, rounded to the nearest hundredth, and (ii) in the case of surrendered shares of Existing Preferred Stock, certificates representing Preferred Stock on a share-for-share basis.

                 To the extent holders of Existing Common Stock or Existing Preferred Stock shall not present their shares for exchange in the manner specified above, such failure to act shall in no circumstance affect their status as holders of Class B Common Stock or Preferred Stock, as applicable, except that (i) each certificate representing shares of Existing Common Stock shall be deemed to represent the pro rata equivalent number of shares of Class B Common Stock as herein provided for, and (ii) each certificate representing shares of Existing Preferred Stock shall be deemed to represent an equal number of shares of Preferred Stock.

                                  ARTICLE SIX

         The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

                 Upon the filing of these Amended and Restated Articles of Incorporation with the Secretary of State of the State of Texas, the stated capital of the Corporation shall be increased from $1,510.97 to $212,355.92 to reflect the reclassification of the issued and outstanding shares of Existing Common Stock into shares of Class B Common Stock.





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
                                 ARTICLE SEVEN

         The articles of incorporation and all amendments and supplements thereto are superseded by the following amended and restated articles of incorporation, which accurately copy the entire text thereof as further amended as set forth above:


                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                                AMERISAFE, INC.


                                   ARTICLE I
                                      NAME

         The name of the Corporation is AMERISAFE, Inc.


                                   ARTICLE II
                                    DURATION

         The period of the Corporation's duration is perpetual.


                                  ARTICLE III
                                    PURPOSE

         The purpose for which the Corporation is organized is to conduct any and all lawful business for which a corporation may be organized under the Texas Business Corporation Act.


                                   ARTICLE IV
                                 CAPITALIZATION

         Section 1. Authorized Capital Stock. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 225,000,000 shares, consisting of (a) 100,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), (b) 100,000,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock" and, together with Class A Common Stock, "Common Stock"), and (c) 25,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), of which 3,700,000 shares are designated as Series A Cumulative Preferred Stock. Except as otherwise required by law or expressly provided for herein, the rights, powers and preferences of the shares of Common Stock and the qualifications, limitations or restrictions thereof, shall be in all respects identical.

         Section 2. Reclassification. Upon the filing of these Amended and Restated Articles of Incorporation with the Office of the Secretary of State of the State of Texas, (i) each then issued and outstanding share of common stock, no par value, of the Corporation ("Existing Common Stock") shall be reclassified, automatically and without any action on the part of the respective holders thereof, into 3,603.62603 shares of Class B Common Stock (as hereinafter defined) and (ii) the par value of each then issued and outstanding share of preferred stock, par value $1.00 per share, of the Corporation shall be decreased, automatically and without any action on the part of the holder thereof, to $.01 per share.


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         Section 3.  Common Stock.  The relative rights, powers, preferences, qualifications, limitations and restrictions of the Class A Common Stock and Class B Common Stock shall be as follows:

                 (a) Voting Rights. Each share of Class A Common Stock shall be entitled to one vote, and each share of Class B Common Stock shall be entitled to ten votes, on all matters submitted to a vote of the shareholders. Except as otherwise provided herein or by law, all actions submitted to a vote of the shareholders of the Corporation shall be voted on by the holders of the Class A Common Stock and Class B Common Stock voting together as a single class.

                 (b) Conversion. The Class A Common Stock has no conversion rights. Each share of Class B Common Stock is convertible at any time, and from time to time, at the option of and without cost to the holder thereof, into one fully paid and nonassessable share of Class A Common Stock; provided however, that shares of Class B Common Stock may only be converted into Class A Common Stock after the delivery to the Corporation of a Conversion Notice (as hereinafter defined); and provided further, however, that shares of Class B Common Stock shall be automatically converted, without any action on the part of the holder thereof into shares of Class A Common Stock upon the transfer of such shares of Class B Common Stock except as a result of
         (i) a transfer to any lineal descendant of any grandparent of a record holder of such shares of Class B Common Stock (a "Class B Holder"), including adopted children and any such descendant's spouse, (ii) a transfer by will or by the laws of descent and distribution, or (iii) a transfer to a voting trust or other trust (including a distribution from such trust to the trust beneficiaries), to a corporation, partnership or other entity controlled by the beneficial owner of such shares, or to the individual beneficial owner of such shares or to any such entity that will become controlled by the beneficial owner of such shares immediately after the transfer or series of transfers within any ten (10) day period.

                 If any Class B Holder desires to convert any of such shares into shares of Class A Common Stock, such Class B Holder shall present and surrender the certificate or certificates representing such shares during usual business hours at any office or agency of the Corporation maintained for the transfer of Class B Common Stock and shall deliver a written notice ("Conversion Notice") of the election of such Class B Holder to convert the shares represented by such certificate or any portion thereof as specified in the Conversion Notice. The Conversion Notice shall state the name or names (with addresses) in which the certificate or certificates representing shares of Class A Common Stock issuable on such conversion shall be registered. If so required by the Corporation, any certificate representing shares of Class B Common Stock surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or his authorized representative. Each conversion of shares of Class B Common Stock shall be deemed to have been effected on the date (the "Conversion Date") on which the certificate or certificates representing such shares shall have been surrendered and such notice and any required instruments of transfer shall have been received as aforesaid. The person or persons in whose name or names any certificate or certificates representing shares of Class A Common Stock are issuable upon such conversion shall be, for the purpose of receiving dividends and for all other corporate purposes whatsoever, deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby on the Conversion Date.

                 As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, certificates for the number of shares of Class A Common Stock issuable upon such conversion. Subject to the provisions of this subsection (b) of this
         Section 3, in the event any certificate representing shares of Class B Common Stock shall be surrendered for conversion of a part only of the shares represented thereby, the Corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Class B Common Stock represented by such surrendered certificate which are not being converted. The issuance of certificates representing shares of Class A Common Stock issuable upon the conversion of shares of





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
         Class B Common Stock by the registered holder thereof shall be made without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares being converted, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

                 Upon any conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant hereto, no adjustment with respect to dividends shall be made; only those dividends shall be payable on the shares so converted as may be declared and are payable to holders of record of shares of Class B Common Stock on a date prior to the Conversion Date with respect to the shares so converted; and only those dividends shall be payable on shares of Class A Common Stock issued upon such conversion as may be declared and are payable to holders of record of shares of Class A Common Stock on or after such Conversion Date.

                 In case of any consolidation or merger of the Corporation as a result of which the holders of Class A Common Stock shall be entitled to receive cash, stock, other securities or other property with respect to or in exchange for Class A Common Stock or in case of any sale or conveyance of all or substantially all of the property or business of the Corporation as an entirety, each holder of any share of Class B Common Stock shall have the right thereafter, so long as the conversion right hereunder shall exist, to convert such share into the kind and amount of cash, shares of stock, and other securities and properties as are receivable upon such consolidation, merger, sale or conveyance by each holder of one share of Class A Common Stock and shall have no other conversion rights with regard to such share. The provisions of this paragraph shall similarly apply to successive consolidations, mergers, sales or conveyances.

                 Shares of Class B Common Stock converted into Class A Common Stock as provided in this Section 3(b) shall not be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The President or any Vice-President and the Secretary or any Assistant Secretary of the Corporation are hereby authorized and directed on behalf of the Corporation to file such documents from time to time as may be necessary to reduce the authorized number of shares of Class B Common Stock accordingly.

                 Such number of shares of Class A Common Stock as may from time to time be required for such purpose shall be reserved for issuance upon conversion of outstanding shares of Class B Common Stock and for issuance upon exercise of options, if any.

                 (c) Dividends and Liquidation Rights. When, as and if dividends are declared by the Board of Directors of the Corporation (the "Board of Directors"), whether payable in cash, in property or in securities of the Corporation, after dividends have been declared and set aside for payment or paid on any series of Preferred Stock having a preference over the Common Stock with respect to payment of such dividends, the holders of the Class A Common Stock and Class B Common Stock shall be entitled to share equally, share for share, in such dividends, except that if dividends are declared which are payable in shares of Class A Common Stock or Class B Common Stock, dividends shall be declared which are payable at the same rate on both classes of Common Stock and such dividends shall be payable only in shares of Class A Common Stock to holders of the Class A Common Stock and shall be payable only in shares of Class B Common Stock to holders of Class B Common Stock. Upon the liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after there have been paid or set apart for the holder of any series of Preferred Stock having a preference over the Common Stock with respect to distributions upon liquidation the full amount to which they are entitled, the holders of Common





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         Stock are entitled to receive and to share equally in all assets of the Corporation available for distribution to shareholders.


         Section 4.  Preferred Stock.

                 (a) General. Preferred Stock may be issued in one or more series. The Board of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and to determine the designations, preferences, limitations and relative rights, including voting rights, of all shares of such series. The authority of the Board of Directors with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

                          (i) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

                          (ii) the voting powers, if any, and whether such voting powers are full or limited in such series;

                          (iii) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

                          (iv) whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

                          (v) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                          (vi) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity, and the price or prices or the rates of exchange applicable thereto;

                          (vii) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

                          (viii) the provisions, if any, of a sinking fund applicable to such series; and

                          (ix) any other relative, participating, optional, or other special powers, preferences, rights, qualifications, limitations or restrictions thereof.



                 (b)      Series A Cumulative Preferred Stock.

                          (i) The Series A Cumulative Preferred Stock is a series of Preferred Stock and shall have the following rights, characteristics, privileges and preferences:

                                  (A)      The Series A Cumulative Preferred
                                           Stock shall be comprised of Three
                                           Million Seven Hundred Thousand
                                           (3,700,000) shares;





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                                  (B)      The Series A Cumulative Preferred
                                           Stock shall pay dividends at the
                                           rate of six percent (6%) per annum
                                           and such shall be payable upon the
                                           terms and conditions enumerated in
                                           Section 4(b)(ii) of this Article IV;

                                  (C)      The Series A Cumulative Preferred
                                           Stock shall pay cumulative dividends;

                                  (D)      The Series A Cumulative Preferred
                                           Stock shall be redeemable at any
                                           time by the Corporation at the
                                           election of the Corporation, by and
                                           through the action of its Board of
                                           Directors;

                                  (E)      The Series A Cumulative Preferred
                                           Stock shall be redeemable at the
                                           price of One and no/100 Dollars
                                           ($1.00) per share plus all dividends
                                           then in arrears;

                                  (F)      The Series A Cumulative Preferred
                                           Stock shall be non-voting;

                                  (G)      The Series A Cumulative Preferred
                                           Stock shall be non-convertible;

                                  (H)      The holder of Series A Cumulative
                                           Preferred Stock shall be entitled,
                                           upon the involuntary or the
                                           voluntary liquidation of the
                                           Corporation, to One and no/100
                                           Dollars ($1.00) per share plus all
                                           dividends then in arrears, which
                                           shall be payable upon the terms and
                                           conditions enumerated in Section
                                           4(b)(iii) of this Article IV; and

                                  (I)      The certificates evidencing the
                                           Series A Cumulative Preferred Stock
                                           shall bear a legend of investment
                                           restrictions satisfactory to counsel
                                           for the Corporation and consistent
                                           with the buyers' investment
                                           representations.

                          (ii) The holders of Series A Cumulative Preferred Stock shall be entitled to receive on the dates and for the periods hereafter specified by the Board of Directors, dividends in cash, payable when, if and as declared by the Board of Directors out of any funds legally available therefor from the date upon which such shares shall have been originally issued. Such dividends, if any, shall be cumulative from the date of issue, so that no dividend (other than a dividend payable in Common Stock of the Corporation) or other distribution shall be paid or declared or made on, and no amounts shall be applied to the purchase or redemption of, the Common Stock or any other class of stock ranking junior to the Series A Cumulative Preferred Stock as to dividends unless full cumulative dividends for all past dividend periods shall have been paid or declared and set apart for payment, and full dividends for the current dividend period shall have been or simultaneously therewith shall be paid or declared and set apart for payment, on outstanding Series A Cumulative Preferred Stock. Accumulations of dividends shall not bear interest.

                          (iii) In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntarily or involuntarily, the holders of Series A Cumulative Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation, whether capital or surplus or otherwise, before any distribution of the assets shall be made to the holders of Common Stock or of any other class of stock ranking junior to the Series A Cumulative Preferred Stock as to assets, the amount determined by the Board of Directors, pursuant to the authority granted in Section 4(a) of this
                 Article IV, to be payable on the shares of Series A Cumulative Preferred Stock in the event of voluntary or





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
                 involuntary dissolution, liquidation or winding up, as the case may be, together, in all cases, with unpaid accumulated dividends, if any, whether such dividends are earned, declared or otherwise, to the date fixed for such payment. If the assets shall not be sufficient to pay in full the amounts so determined to be payable on all shares of the Preferred Stock in the event of such voluntary or involuntary dissolution, liquidation or winding up, as the case may be, then the assets available for payment shall be distributed ratably among the holders of the Preferred Stock of all series in accordance with the amounts so determined to be payable on the shares of each series in the event of voluntary of involuntary dissolution, liquidation or winding up, as the case may be, in proportion to the full preferential amounts together with any and all dividend arrearages to which they are respectively entitled. After payment to the holders of the Series A Cumulative Preferred Stock of the full preferential amounts provided for herein, the holders of Series A Cumulative Preferred Stock will have no other rights or claims to any of the remaining assets of the Corporation either upon distribution of such assets or upon dissolution, liquidation or winding up. The sale of all or substantially all of the property of the Corporation to, or the merger, consolidation or reorganization of the Corporation into or with, any other corporation, or the purchase or redemption by the Corporation of any shares of its Preferred Stock or its Common Stock or any other class of its stock shall not be deemed to be a distribution of assets or a dissolution, liquidation or winding up for the purposes of this paragraph.

                          (iv) So long as full cumulative dividends on all outstanding shares of Series A Cumulative Preferred Stock for all dividend periods ending on or prior to the date fixed for redemption shall have been paid or declared and set apart for payment and subject to any requirements of applicable law, the Corporation may at the option of the Board of Directors of the Corporation, redeem the whole or any part of the shares of Series A Cumulative Preferred Stock determined by it to be redeemable pursuant to the authority granted in Section 4(a) of this Article IV, and without redeeming the shares of any other series of Preferred Stock on the terms and conditions and at the redemption price so determined for the Series A Cumulative Preferred Stock, plus the amount of unpaid accumulated dividends, if any, to the date of such redemption. All such redemptions of Series A Cumulative Preferred Stock shall be effected in accordance with the procedure for redemptions set forth in the Texas Business Corporation Act in effect at the times of such redemptions. Shares of Series A Cumulative Preferred Stock which are redeemed or otherwise cancelled shall be restored to the status of authorized but unissued shares without designation.

                          On or before the date fixed for redemption, the
                 Corporation may provide for payment of a sum sufficient to redeem the shares called for redemption either (A) by setting aside the sum, separate from its other funds, in trust for the benefit of the holders of the shares to be redeemed, or (B) by depositing such sum in a bank or trust company as a trust fund, with irrevocable instructions and authority to the bank or trust company to give or complete the notice of redemption and to pay, on or after the date fixed for redemption, the redemption price on surrender of certificates evidencing the shares of Series A Cumulative Preferred Stock called for redemption. From and after the date fixed for redemption, (1) the shares shall be deemed to be redeemed, (2) dividends thereon shall cease to accumulate, (3) such setting aside or deposit shall be deemed to constitute full payment of the shares, (4) the shares shall no longer be deemed to be outstanding, (5) the holders thereof shall cease to be shareholders with respect to such shares, and (6) the holders thereof shall have no rights with respect thereto, except the right to receive their proportionate shares of the fund set aside pursuant hereto or deposited upon surrender of their respective certificates, and any right to convert such shares which may exist. Any interest accrued on funds set aside pursuant hereto or deposited shall belong to the Corporation. If the holders of shares do not, within six (6) years after such deposit, claim any amount so deposited for redemption thereof, the bank or trust company shall upon demand pay over to the Corporation the balance of the funds so deposited, and the bank or trust company shall thereupon be relieved of all responsibility to such holders.

                          (v) Voting Powers. Except as provided by law or as set forth herein, the holders of Series A Cumulative Preferred Stock shall not have any right to vote for any purpose or on any matter whatsoever, all such voting power being vested exclusively in the shares of Common Stock of the Corporation. Holders of Series A Cumulative Preferred Stock shall not be entitled to receive notice of any meeting of shareholders of the Corporation at which they are not entitled to vote. The holders of shares of any and all Series A Cumulative Preferred Stock outstanding on the record date for any such meeting of the shareholders shall be entitled to vote, as a single class, upon any proposed amendment to these Articles of Incorporation, if such amendment would (A) increase or decrease the aggregate number of authorized shares of Series A Cumulative Preferred Stock, (B) increase or decrease the par value of shares of Series A Cumulative Preferred Stock, (C) effect an exchange, reclassification or cancellation of all or part of the shares of Series A Cumulative Preferred Stock, (D) effect an exchange, or create a right of exchange, of all or any part of the shares of another class into shares of Series A Cumulative Preferred Stock, (E) change the designations, preferences, limitations or relative rights of the Series A Cumulative Preferred Stock at the time outstanding in those respects in which the shares thereof vary from shares of other series of Preferred Stock at the time outstanding, (F) change the shares of Series A Cumulative Preferred Stock into the same or a different number of shares, either with or without par value, of the same class or another class or classes, (G) create a new class of Preferred Stock having rights and preferences equal, prior or superior to the shares of the Series A Cumulative Preferred Stock or increase the rights and preferences of any class having rights and preferences later or inferior to the shares of the Series A Cumulative Preferred Stock in such a manner as to become equal, prior or superior to the shares of the Series A Cumulative Preferred Stock or (H) cancel or otherwise affect accumulated but undeclared dividends on the shares of Series A Cumulative Preferred Stock, and no such proposed amendment shall be deemed to have been adopted and approved without the affirmative vote of holders of that number of shares of Series A Cumulative Preferred Stock then outstanding which shall be required pursuant to the provisions of the Texas Business Corporation Act in effect at the time of such vote.


                                   ARTICLE V
                            COMMENCEMENT OF BUSINESS

         The Corporation will not commence business until it has received consideration for the issuance of its shares of the value of $1,000.00, consisting of money, labor done or property actually received.


                                   ARTICLE VI
                               REGISTERED OFFICE

         The street address of the Corporation's registered office is as follows:

                          350 N. St. Paul, Suite 2900
                              Dallas, Texas 75201

                                  ARTICLE VII
                                REGISTERED AGENT

         The name of the Corporation's registered agent at the Corporation's registered office is C T Corporation System.


                                  ARTICLE VIII
                                   DIRECTORS

         The names of the current Directors of the Corporation are:

                               Millard E. Morris
                                Mark R. Anderson
                                 Arthur L. Hunt
                                  Jack R. Buck

         The address of each of the Directors is 2301 Highway 190 West, DeRidder, Louisiana 70634.


                                   ARTICLE IX
                          DENIAL OF PRE-EMPTIVE RIGHTS

         No shareholder shall have any pre-emptive right to purchase shares of the Corporation.


                                   ARTICLE X
                             NON-CUMULATIVE VOTING

         Cumulative voting is expressly prohibited.


                                   ARTICLE XI
                                     BYLAWS

         The power to amend or repeal the Bylaws or to adopt new Bylaws shall be vested in either the shareholders or the Board of Directors of the Corporation, subject to the shareholders providing in amending, repealing or adopting a particular Bylaw that it may not be amended or repealed by the Board of Directors of the Corporation.


                                  ARTICLE XII
                             ELECTION OF DIRECTORS

         12.1 Number, Election and Terms of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional Directors, the number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation. The Directors, other than those who may be elected by the holders of Preferred Stock, shall be classified with respect to the time for which they severally hold office into three classes, as nearly their equal in number as possible. At each annual meeting of the shareholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.





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
         12.2 Shareholder Nomination of Director Candidates and Introduction of Business. Advance notice of shareholder nominations for the election of Directors and advance notice of business to be brought by shareholders before an annual meeting shall be given in the manner provided in the Bylaws of the Corporation.

         12.3 Decrease in Number of Directors. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.

         12.4 No Requirement of Written Ballot. The election of the Directors may be conducted in any form adopted by the Board of Directors, and need not be by written ballot. In the event, however, that a majority of the shareholders vote to require written ballots, written ballots shall be used.



                                  ARTICLE XIII
                        SPECIAL MEETINGS OF SHAREHOLDERS

         Special meetings of the shareholders, unless otherwise prescribed by statute, may be called by the Chairman of the Board, President or the Board of Directors or by the holders of at least 50% of all shares entitled to vote at the meeting.



                                  ARTICLE XIV
                                INDEMNIFICATION

         Each person who is or was a Director or officer of the Corporation, or each such person who is or was serving at the request of the Board of Directors or an officer of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust or other enterprise or employee benefit plan (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the fullest extent that a corporation is required or permitted to grant indemnification to such person under the Texas Business Corporation Act and the Texas Miscellaneous Corporation Act as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article XIV to the extent provided by applicable laws. Any amendment or repeal of this
Article XIV shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

                                   ARTICLE XV
               NO MONETARY LIABILITY OF DIRECTORS TO SHAREHOLDERS

         To the full extent permitted by the Texas Business Corporation Act or any other applicable laws presently or hereafter in effect, no Director of the Corporation shall be personally liable to the Corporation or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Corporation. Any repeal or modification of this
Article XV shall not adversely affect any right or protection of a Director of the Corporation existing immediately prior to such repeal or modification.





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                                  ARTICLE XVI
                                   AMENDMENT

         The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Articles of Incorporation, and any other provisions authorized by the laws of the State of Texas at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, Directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in their present form or as hereafter amended are granted subject to the right reserved in this Article XVI; provided, however, that any amendment or repeal of Article XIV or Article XV of these Articles of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.


                                        Gulf Universal Holdings, Inc.


                                        By: /s/ MARK R. ANDERSON
                                            ------------------------------------
                                            Mark R. Anderson, President
August 5, 1996


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